Exhibit 8.1

Sidley Austin LLP 1000 Louisiana Street Suite 5900 Houston, TX 77002 +1 713 495 4500 +1 713 495 7799 Fax AMERICA • ASIA PACIFIC • EUROPE

[●], 2021

TradeUP Global Corporation

437 Madison Avenue, 27th Floor

New York, New York 10022

Re:     TradeUP Global Corporation Form F-4

Ladies and Gentlemen:

We have acted as counsel for TradeUP Global Corporation, a Cayman Islands exempted company incorporated with limited liability with company number 370735 (“TradeUP” and after the Mergers and name change, as described below, “New SAI”), in connection with the Business Combination Agreement, dated as of September 27, 2021 (the “Agreement”), entered into by and among TradeUP, TGC Merger Sub, a Cayman Islands exempted company incorporated with limited liability with company number 380624 (“Merger Sub”) and SAITECH Limited, a Cayman Islands exempted company incorporated with limited liability with company number 371049 (“SAI”). Pursuant to the Agreement, Merger Sub will merge with and into SAI, with SAI surviving the Merger as a wholly owned subsidiary of TradeUP (the “Merger,” the Merger and the other transactions contemplated by the Agreement, together, the “Business Combination”). In connection with the Business Combination, TradeUP will change its corporate name to “SAI.TECH Global Corporation.” At your request, and in connection with the filing of the Registration Statement (File No. 333-260418) of TradeUP, initially filed on October 22, 2021, including the proxy statement/prospectus contained therein and the exhibits and schedules thereto, relating to the transactions contemplated by the Agreement, with the Securities and Exchange Commission (as amended through the date hereof, the “Registration Statement”), we are rendering our opinion concerning certain U.S. federal income tax matters. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

In providing our opinion, we have examined the Agreement, the Registration Statement, and the other documents described therein and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (without any independent investigation or review thereof) that (i) the Business Combination will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party) and the Business Combination will be effective under applicable corporate law as described in the Agreement and the other agreements referred to therein, (ii) all of the information, facts, statements, representations, and covenants set forth in the Agreement, the Registration Statement, the other agreements referred to in the Agreement and the Registration Statement, the registration statement filed in connection with TradeUP’s initial public offering, and TradeUP’s other public filings are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Business Combination, and no actions have been taken or will be taken that are inconsistent with such factual statements, representations, or descriptions or that will make any such factual statements, representations, or descriptions untrue, incomplete, or incorrect through the consummation of the Business Combination, (iii) the statements and representations made by TradeUP, Merger Sub and SAI in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Business Combination, and no actions have been taken or will be taken that are inconsistent with such factual statements or representations or that will make any such factual statements or representations untrue, incomplete, or incorrect through the consummation of the Business Combination, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) TradeUP, Merger Sub, SAI and New SAI and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above-described assumptions is untrue for any reason or if the Business Combination is consummated in a manner that is different from the manner described in the Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the statements in the Registration Statement under the caption “PROPOSAL 1 — THE BUSINESS COMBINATION PROPOSAL—U.S. Federal Income Tax Considerations—The Business Combination,” insofar as such statements address the material U.S. federal income tax considerations of the Merger for U.S. Holders of TradeUP Class A ordinary shares and warrants (each as defined in the Registration Statement) and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Sidley Austin LLP as to the material U.S. federal income tax consequences of the matters described therein.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated thereunder, published pronouncements of the U.S. Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,